Exhibit 21.1

SUBSIDIARIES OF UMB FINANCIAL CORPORATION

December 31, 2022

Name of Entity Organization	Incorporation or Jurisdiction of	Parent Ownership Percentage
UMB Financial Corporation (Registrant and Parent Company)	Missouri
UMB Bank, n.a.	United States	100%
UMB Bank & Trust, n.a.	Missouri	100%
UMB Capital Corporation	Missouri	100%
UMB Banc Leasing Corporation	Missouri	100%
UMB Trust Company of South Dakota	South Dakota	100%
UMB Insurance, Inc.	Missouri	100%
Kansas City Realty Company	Kansas	100%
UMB Realty Company, LLC	Delaware	100%
Kansas City Financial Corporation	Kansas	100%
UMB Colorado Property, LLC	Colorado	100%
Conifer Properties, LLC	Missouri	100%
Meridian AZ Properties, LLC	Delaware	100%
9700, LLC	Virginia	100%
SB&T Assets, LLC	Texas	100%
UMB Foreign LLC	Delaware	100%
UMBF Trust And Agency Services (Ireland) Limited	Dublin, Ireland	100%
UMB Delaware, Inc.	Delaware	100%
UMBCDC, Inc.	Missouri	100%
UMB Fund Services, Inc.	Wisconsin	100%
UMB Distribution Services, LLC	Wisconsin	100%
UMB Financial Services, Inc.	Missouri	100%
UMB Family Wealth, LLC	Delaware	100%
UMB Management Equity Holdings, Inc.	Delaware	100%
UMB Merchant LLC	Delaware	100%
UMB Family Wealth - KS Halite LLC	Delaware	100%
UMB Family Wealth - FW Tessera Horizon LLC	Delaware	100%
FW Tessera Horizon LLC	Delaware	UMB Family Wealth - FW Tessera Horizon LLC is the managing member
UMB Family Wealth - FW Tessera LLC	Delaware	100%
FW Tessera LLC	Delaware	UMB Family Wealth - FW Tessera LLC is the managing member
UMB Family Wealth - FW Tessera Royale LLC	Delaware	100%
FW Tessera Royale LLC	Delaware	UMB Family Wealth - FW Tessera Royale LLC is the managing member